SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of

earliest event reported):                 July 27, 2000



Commission      Registrant, State of Incorporation,        I.R.S. Employer
File Number     Address and Telephone Number               Identification No.
-----------     -----------------------------------        ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200

1-3141          Jersey Central Power & Light Company            21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-446           Metropolitan Edison Company                     23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-3522          Pennsylvania Electric Company                   25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601




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ITEM 5.     OTHER EVENTS.
            ------------

     As previously announced, GPU's 2000 second quarter income after a non-recurring charge of $295 million after-tax, or $2.43 per share, on the sale of GPU's Australian electric transmission company, GPU PowerNet, was a loss of $211 million, or $1.74 per share. GPU's 2000 second quarter income before non-recurring items was $84 million, or $0.69 per share, against $106 million, or $0.84 per share, in the second quarter of 1999. The lower income was primarily due to the impact of electric utility restructuring in New Jersey and Pennsylvania, which included GPU's sale of its generation facilities, higher energy costs in Pennsylvania and lower electric delivery rates charged to customers in New Jersey.

      Pennsylvania Electric Company's (Penelec) earnings for the second quarter 2000 were $4.5 million, compared to second quarter 1999 earnings of $20 million. The decline in earnings was primarily due to higher energy costs resulting from Penelec's need to purchase its energy requirements on the open market since the sale of its generating assets in 1999. Partially offsetting the higher energy costs are lower operation and maintenance expense and depreciation costs mainly due to the sale of generating assets. In addition, income tax expense was lower in the second quarter 2000, versus the same quarter last year, due in part to an adjustment made to tax expense in the second quarter 1999 related to the deregulation of generating assets in Pennsylvania.

      Metropolitan Edison Company's (Met-Ed) earnings for the second quarter 2000 were $8.7 million, compared to second quarter 1999 earnings of $19.1 million. The decline in earnings was primarily due to higher energy costs resulting from Met-Ed's need to purchase its energy requirements on the open market, as a result of the sale of its generating assets in 1999. Partially offsetting these higher costs were lower operations and maintenance and depreciation costs mainly due to the sale of generating assets. In addition, income tax expense was lower in the second quarter 2000 versus the same quarter last year, due in part to an adjustment made to tax expense related to the deregulation of generating assets in Pennsylvania.

     Jersey Central Power & Light Company's (JCP&L) earnings for the second quarter 2000 were $42.8 million compared to a second quarter 1999 loss of $8.2 million. Excluding a non-recurring charge of $68 million, which resulted from the NJBPU's Summary Order for JCP&L, earnings for the quarter ended June 30, 1999 would have been $59.8 million. The decline in earnings on this basis was primarily due to lower revenues, resulting from lower rates charged to customers as a result of the New Jersey restructuring. Partially offsetting the decrease was lower depreciation expense due to the effect of the sale of generating assets and the impairment write-down of Oyster Creek, which was recorded in 1999.

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

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                GPU, INC.
                                JERSEY CENTRAL POWER & LIGHT COMPANY
                                METROPOLITAN EDISON COMPANY
                                PENNSYLVANIA ELECTRIC COMPANY

                              By: /s/ T. G. Howson

                                   -------------------------------
                                   T. G. Howson, Vice President
                                  and Treasurer

Date:   August 3, 2000


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